Exhibit 10.20                                        1
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                               INDEMNITY AGREEMENT

         Agreement, dated as of September 18, 2002, between Manchester Technologies, Inc., a New York Corporation (the "Company"), and Elan Yaish (the "Indemnitee").

         Whereas, the Indemnitee is presently serving as Chief Financial Officer (the "CFO") of the Company and in such capacity renders valuable services to the Company, and

     Whereas, the Company desires to have Indemnitee to continue to serve as the CFO of the Company, and

     Whereas, the Certificate of Incorporation of the Company requires the Company to indemnify and advance expenses to its directors and officers whom it may indemnify pursuant to Article 7 of the New York State Business Corporation Law to the full extent permitted by said Article 7, and Indemnitee is willing to continue to serve as the CFO of the Company in part in reliance on such provision of the Certificate of Incorporation; and

         Whereas, the vagaries of "public policy" and interpretations of statutes, certificates of incorporation and by-laws make uncertain the indemnification protection so provided; and

     Whereas, the Board of Directors has concluded that such uncertainty and the continuation of present trends in litigation against corporate directors and officers will inevitably result in less effective direction and supervision of the Company's business affairs, and the Board deems such consequences to be so detrimental to the best interests of the Company's shareholders that it is not only reasonable and prudent but necessary for the Company contractually to obligate itself to indemnify in a reasonable and adequate manner its directors and officers and establish procedures and presumptions with respect thereto to make the process of indemnification more certain; and


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     Whereas,  the New  York  Business  Corporation  Law (the  "BCL")  expressly recognizes that the indemnification provisions of the BCL are not exclusive of any other rights to which a person seeking indemnification may be entitled under the Certificate of Incorporation or By-Laws of the Company, a resolution of shareholders or directors, an agreement or otherwise, and this Agreement is being entered into pursuant to and in furtherance of the Certificate of Incorporation and By-Laws of the Corporation, as permitted by the BCL and as authorized by the Certificate of Incorporation and the Board of Directors of the Corporation; and

     Whereas, as additional consideration to the Indemnitee to continue to serve as the CFO of the Company and in order to induce Indemnitee to continue to do so, and to provide Indemnitee with specific contractual assurance that the indemnification and related protections afforded by such Certificate of Incorporation and certain protection otherwise available under New York Law will be available to Indemnitee on an on-going basis (regardless of, among other things, any Amendment to such Certificate of Incorporation).

     Now, Therefore, the Company and the Indemnitee herein agree as follows:

1.   Certain definitions:

     (a) Claim: any threatened, pending or completed action, suit or proceedings, or inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, or any appeal therefrom.


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     (b)  Expenses:  include  reasonable  attorneys'  fees and all other  costs,
          expenses  and   obligations   paid  or  incurred  in  connection  with
          investigating,  preparing  for,  defending  or  participating  in  the
          defense  of   (including   on  appeal)  any  Claim   relating  to  any
          Indemnifiable Event, but shall not include the amount of judgments or fines against Indemnitee.

     (c) Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director or an officer of the Company, or is or was serving at the request of the Company as a director or an officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or by reason of anything done or not done by Indemnitee in such capacity.

     (d)  Indemnified  Amounts:  All amounts payable by the Company  pursuant to
          Article 3 and Article 4 hereof.

     (e) Reviewing Party: any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board, other than individuals subject to the claim, or as otherwise provided under Article 7 of the BCL.

2. Indemnitee will continue to serve, at the will of the Company or under separate contract, if such exists, the Company as an officer faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the By-laws thereof or until such time as he tenders his resignation in writing.


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3.   In the event  Indemnitee  was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law, as soon as practicable, but in any event no later than thirty (30) days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement, other than those paid to the Company (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement), of such Claim. If so requested in writing by Indemnitee, the Company, to the fullest extent permitted by law, shall advance (within thirty [30] days after receipt of such request) any and all Expenses to Indemnitee, provided such request is accompanied by an undertaking by or on behalf of Indemnitee to repay such Expenses if it shall ultimately be determined that he is not entitled to be indemnified by the Company as provided in this Agreement or if, and to the extent, such Expenses so advanced by the Company exceed the indemnification to which Indemnitee is entitled, to repay such excess. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled. If within thirty (30) days after a demand for indemnity has been filed with the Company (or upon receipt of written notice that such demand has been rejected, if earlier) there has been no determination of entitlement to indemnification by the Reviewing Party, or if pursuant to Article 7 of the BCL, the Reviewing Party determines that Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, or if pursuant to Article 7 of the BCL, the Reviewing Party determines that Indemnitee shall repay all or a portion of the Expenses advanced by the Company, Indemnitee shall have the right to commence litigation compelling or challenging any such determination by the Reviewing Party or any aspect thereof, in which event Indemnitee shall not be required to reimburse the Company any advanced Expenses until a final judicial determination is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed.


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4.   The  Company,  to the fullest  extent  permitted  by law,  shall  indemnify
     Indemnitee against any and all Expenses and, if requested in writing by Indemnitee, shall (within thirty [30] days after receipt of such request) advance such Expenses to him (provided such request is accompanied by an undertaking by or on behalf of Indemnitee to repay such Expenses if it shall ultimately be determined that he is not entitled to be indemnified by the Company as provided in this Agreement), which are incurred by him in connection with any Claim asserted against or action brought by him for (i) indemnification or advance payment of Expenses by the Company under this
     Agreement  or  any  other   agreement  or  the  Company's   Certificate  of
     Incorporation or By-Laws now or hereafter in effect relating Claims for Indemnifiable Events, and/or (ii) recovery under any available directors' and officers' liability insurance policies maintained by the Company, PROVIDED, HOWEVER, that no indemnification shall be made under this Article 4 if Indemnitee ultimately is determined not to be entitled to such indemnification, advance Expense payment or insurance recovery, as the case may be, as provided in this Agreement.

5. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of a Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Claim relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.


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6.   For purposes of this Agreement, the termination of any claim, action, suit, proceeding, inquiry or investigation by judgment, order settlement (whether with or without Court approval), conviction, or upon a plea of nolo contendere (literally "No Contest") or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a Court has determined that indemnification is not permitted by applicable law.

7. (a) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit, proceeding, inquiry or investigation, Indemnitee will, if a Claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof. With respect to any such action, suit, proceeding, inquiry or investigation as to which Indemnitee requests indemnification:

          (i) The Company will be entitled to participate therein at its own expense; and


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          (ii) Except as  otherwise  provided  below,  to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable legal fees and reasonable costs of investigation incurred prior to such assumption or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such action, suit, proceeding, inquiry or investigation, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee and not subject to indemnification hereunder unless (x) the employment of counsel by Indemnitee has been authorized by the Company; (y) in the reasonable opinion of counsel to Indemnitee there is or may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action; or (z) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the Company.

(b) Neither the Company nor the Indemnitee shall settle any Claim without the prior written consent of the other (which shall not be unreasonably withheld).

8. The rights of the Indemnitee hereunder shall be in addition to any other rights he may have against the Company, whether under the Company's Certificate of Incorporation, Article 7 of the BCL or otherwise. To the extent that a change in Article 7 of the BCL (whether by statute or judicial decision), permits greater indemnification by agreement than would be afforded currently under the Company's Certificate of Incorporation or this Agreement, the parties hereto agree that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.


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9.   To the extent the  Company at any time  maintains  an  insurance  policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer. If Indemnitee receives payment from any insurance carrier or from the plaintiff in any Claim against Indemnitee in respect of Indemnified Amounts after payments on account of all or part of such Indemnified Amounts have been made by the Company pursuant hereto, Indemnitee shall promptly reimburse to the Company the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Company or pursuant to arrangements made by the Company to Indemnitee exceeds such Indemnified Amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible or co-insurance payments, shall not be deemed to
     be  payments  to  Indemnitee  hereunder.   In  addition,  upon  payment  of
     Indemnified Amounts hereunder, the Company shall be subrogated to the rights of Indemnitee (to the extent of such payments) against any insurance carrier (to the extent permitted under such insurance policies) or plaintiff in respect of such Indemnified Amounts and Indemnitee shall execute and deliver any and all instruments and documents and perform any and all other acts or deeds which the Company deems necessary or advisable to secure such rights. Such right of subrogation shall be terminated upon receipt by the Company of the amount to be reimbursed by Indemnitee pursuant to the second sentence of this paragraph.

10. In making any written request for Expenses, Indemnitee shall submit to the Company a schedule setting forth in reasonable detail the dollar amount expended or incurred and expected to be expended. Each such listing shall be supported by the bill, agreement, or other documentation relating thereto, each of which shall be appended to the schedule as an exhibit.

11. No payments pursuant to this Agreement shall be made by the Company:

          (a) To indemnify or advance Expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Claims brought to establish or enforce a right to indemnification under this Agreement or any statute or law or otherwise as required under New York law, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if a majority of the Board of Directors finds it to be appropriate;

          (b) To indemnify Indemnitee for any Expenses, judgments, fines, penalties or ERISA excise taxes for which Indemnitee is indemnified by the Company otherwise than pursuant to this Agreement;


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          (c) To indemnify  Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without the Company's written consent; however, the Company will not unreasonably withhold its consent to any proposed settlement;

          (d) To indemnify Indemnitee for any Expenses, judgments, fines, penalties or ERISA excise taxes for which payment is actually made to Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

          (e) To indemnify Indemnitee for any Expenses, judgments, fines or penalties sustained in any Claim for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law;

          (f) To indemnify Indemnitee against any Expenses, judgments, fines, penalties or ERISA excise taxes based upon or attributable to Indemnitee having been finally adjudged to have gained any personal profit or advantage to which he was not legally entitled;

          (g) To indemnify Indemnitee for any Expenses, judgments, fines, penalties or ERISA excise taxes resulting from Indemnitee's conduct which is finally adjudged to have been willful misconduct, knowingly fraudulent. deliberately dishonest or in violation of Indemnitee's duty of loyalty to the Company; or

          (h) If a court of competent jurisdiction shall finally determine that any indemnification hereunder is unlawful.


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12.  No supplement, modification, amendment, termination or cancellation of this
     Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

13. This Agreement (i) shall be binding upon the successors and assigns of the Company, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, and (ii) shall be binding upon, inure to the benefit of and be enforceable by any successors and assigns, spouses, heirs, and personal and legal representatives of Indemnitee. This Agreement shall continue after Indemnitee ceases to serve as the CFO of the Company or of any other enterprise at the Company's request, as to all Indemnifiable Events occurring prior to such cessation.

14. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a Court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

15. The Company hereby (i) irrevocably submits to the jurisdiction of any New York State or Federal Court sitting in Nassau or Suffolk County, New York, in any action or proceeding arising out of or relating to this Agreement,
     (ii) waives any defense based on doctrines of venue or forum non conveniens or similar rules or doctrines, and (iii) irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal Court.


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16.  All notices, or other communications  required or permitted hereunder shall be in writing and shall be pursuant to fax transmission or sent by Certified Mail, Return Receipt Requested, with postage prepaid, and shall be deemed given when so faxed, or if mailed, five (5) days after the date of mailing, as follows, or to such other address as the parties shall have given notice pursuant hereto:

 (a) If to  the  Company,  to:          Manchester Technologies,  Inc.
                                        160 Oser  Avenue  Hauppauge,  NY 11788
                                        Att:  Barry R. Steinberg, President
                                        Fax Number: (631) 435-2340

     with a copy to:                    Kressel, Rothlein, Walsh & Roth, LLC
                                        684 Broadway
                                        Massapequa, NY  11758
                                        Att:     Joel Rothlein, Esq.
                                        Fax Number: (516) 798-5498

 (b) If to Indemnitee, to:              Elan Yaish





17. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

18. This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

In the Presence of:                     Manchester Technologies, Inc.


__________________________              By:

                                            Barry R. Steinberg, President



 _________________________                  Elan Yaish, Indemnitee


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